SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2006

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32217	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5880 Pacific Center Blvd.
San Diego, CA 92121
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (858) 373-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Definitive Material Agreement

On January 30, 2006, InfoSonics Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain institutional and accredited investors, pursuant to which the investors agreed to purchase, and the Company agreed to sell, an aggregate of 1,100,000 shares of the Company’s common stock at a purchase price of $13.10 (the “Shares”), for total gross proceeds to the Company of $14,410,000.  The Investors who purchased shares in the private offering (the “Offering”) were issued warrants to purchase an aggregate of 330,000 shares of common stock at an exercise price of $18.38 per share during the period beginning six months after the date of the Agreement and ending four years following the date of the Agreement (the “Warrants”).  In addition, the Company issued warrants to purchase a total of 28,600 shares to the placement agents (the “Placement Agents”) in the Offering (the “Placement Agent Warrants”).  Of the total number of Placement Agent Warrants, warrants to purchase 22,000 shares have an exercise price of $13.76 per share (105% of the $13.10 per share offering price) and 6,600 have an exercise price of $19.30 per share (105% of the $18.38 exercise price of the warrants).  The Placement Agent Warrants have a term of three years.  The Placement Agents also received cash compensation equal to 6% of the gross proceeds raised in the Offering.

The issuance of the Shares, the Warrants and the Placement Agent Warrants is exempt pursuant to provisions of the Securities Act of 1933, as amended (the “Act”), provided by Rule 506 of Regulation D of the Act and Sections 4(2) and 4(6) thereunder, and the Offering was made only to “accredited investors” as that term is defined under the Act.  Pursuant to the Agreement, the Company agreed to file, no later than 30 days after the closing of the Offering, a registration statement with the Securities and Exchange Commission to register the resale or other transfer of the Shares (including the shares underlying the Warrants and Placement Agent Warrants) by the purchasers and Placement Agents under the Act.

The Company intends to use the net proceeds from the Offering for general corporate purposes, including inventory purchases, expansion of its distribution business to new products and new geographic areas, and payments, from time-to-time, on its revolving bank line of credit.  The Company also may use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in technologies, products or services that complement its business, although the Company has no present plans or commitments and is not currently engaged in any material negotiations with respect to these types of transactions.  Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.

Item 3.02               Unregistered Sales of Equity Securities

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 3.02 by reference.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1       Securities Purchase Agreement dated January 30, 2006

Exhibit 10.2       Form of Warrant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2006	INFOSONICS CORPORATION

	By:	/s/ Jeffrey Klausner
Jeffrey Klausner
Chief Financial Officer